Exhibit 99.4

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated June 29, 2007, is entered into by and among ATS Corporation, formerly Federal Services Acquisition Corporation, a Delaware corporation (the “Company”) and the undersigned parties listed under Investors on the signature page hereto (each, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company and certain investors comprised of FSAC Partners, LLC and Joel R. Jacks, Peter M. Schulte, Edward H. Bersoff and Arthur L. Money entered into an initial Registration Rights Agreement, effective October 19, 2005.

WHEREAS, FSAC Partners, LLC is in the process of being dissolved and the members of FSAC Partners, LLC desire to distribute the shares of Company common stock currently held by FSAC Partners, LLC to the members of the limited liability company in their individual capacities (with the exception of Mr. Robert Hopkins, who is, simultaneously with the dissolution of FSAC Partners, LLC, selling his current interest in FSAC Partners, LLC to Messrs. Joel Jacks, Peter Schulte, Edward Bersoff and Wesley Gaus), and amend this Agreement accordingly.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to the Registration Rights Agreement.  To reflect the intention of the parties that the individual former members of FSAC Partners, LLC (excluding Mr. Hopkins) acquire by distribution the Company’s shares of common stock held by FSAC Partners, LLC, as well as reflect changes in the Company name, address and counsel since the initial Registration Rights Agreement, Section 6.3 and Exhibit A thereto shall be amended and restated in its entirety, effective as of the date hereto, as follows:

“6.3.        Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile, provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

ATS Corporation
7915 Jones Branch Drive
McLean, VA 22102
Attention: Chairman

with a copy to:

Squire Sanders & Dempsey L.L.P.

14th Floor

8000 Towers Crescent Drive

Tysons Corner, VA 22182-2700

Attn:  James J. Maiwurm

To an Investor, to:

the addresses set forth in the Company’s records

2.             Reference to and Effect on the Registration Rights Agreement.  Upon the due execution and delivery of this Agreement by the parties hereto, on and after the date hereof, each reference in the Registration Rights Agreement to this “Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement, as amended hereby.  Except as specifically amended above and by the signature page below, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.             Execution in Counterparts.  This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

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IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO REGISTRATION RIGHTS AGREEMENT as of the date first written above.

ATS CORPORATION
A Delaware Corporation

By:	/s/ Edward H. Bersoff
Name:	Edward H. Bersoff
Title:	Chairman and Chief Executive Officer

INVESTORS:

In their capacity as former members of
FSAC PARTNERS, LLC

/s/ Joel R. Jacks
Joel R. Jacks

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Edward H. Bersoff
Edward H. Bersoff

/s/ Wesley Gaus
Wesley Gaus

/s/ Sary Awad
Sary Awad

/s/ Daniel Colon, Jr.
Daniel Colon, Jr.

/s/ Robert Hopkins
Robert Hopkins

/s/ Erik Metviner
Erik Metviner

In their individual capacity:

/s/ Joel R. Jacks
Joel R. Jacks

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Edward H. Bersoff
Edward H. Bersoff

/s/ Arthur L. Money
Arthur L. Money